Exhibit 10.2

Execution Version

INVESTMENT Sub-ADVISORY AGREEMENT

This Investment Sub-Advisory Agreement (this "Agreement") made effective as of December 16, 2025, by and among MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND, a Delaware statutory trust (the "Company"), MACQUARIE WEALTH ADVISERS, LLC, a Delaware limited liability company (the "Adviser") and MACQUARIE ASSET MANAGEMENT CREDIT ADVISORS US, LLC, a Delaware limited liability company (the "Sub-Adviser").

WHEREAS, the Company is a closed-end, non-diversified management investment company that intends to elect to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, prior to electing to be regulated as a BDC (the "BDC Election"), the Company will operate as a private fund in reliance on an exemption from the definition of "investment company" under Section 3(c)(7) of the 1940 Act;

WHEREAS, the Company has retained the Adviser to act as the investment adviser to the Company pursuant to that certain Advisory Agreement, by and between the Company and the Adviser, dated as of the date hereof (the "Advisory Agreement") and, pursuant to the terms of the Advisory Agreement, the Adviser may retain the services of the Sub-Adviser to assist the Adviser in fulfilling its responsibilities thereunder;

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Adviser desires to retain the Sub-Adviser to assist it in fulfilling certain of its obligations under the Advisory Agreement on the terms and conditions hereinafter set forth and the Sub-Adviser is willing to perform the duties and responsibilities as investment sub-adviser to the Company.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties agree as follows:

1.             Duties of the Sub-Adviser.

(a)             The Adviser hereby retains and appoints the Sub-Adviser to provide the services set forth herein and the Sub-Adviser hereby accepts the retention and appointment and agrees to provide such services for the period and upon the terms herein. Subject to the supervision of the Adviser and the trustee(s) of the Company (the "Board of Trustees", and each member, a "Trustee"), the Sub-Adviser shall furnish investment advisory services in accordance with the: (x) investment objective, policies and restrictions that are set forth in the Company's private placement memorandum and/or registration statements submitted or filed by the Company with the Securities and Exchange Commission (the "SEC"), in each case as the same may be amended, restated and/or supplemented from time to time; (y) the 1940 Act, the Advisers Act and all other applicable federal and state laws; and (z) Company's declaration of trust and bylaws, in each case as the same may be amended, restated and/or supplemented from time to time. Without limiting the generality of the foregoing, the Sub-Adviser shall, during the term and subject to the provisions of this Agreement: (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective investments); (iii) execute, close, service and monitor the Company's investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds; and (vi) provide the Company with such other investment advisory, research and related services as the Adviser and Sub-Adviser may agree from time to time in writing. Subject to the supervision of the Adviser and the Board of Trustees, the Sub-Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company's investments and the placing of orders for other purchase or sale transactions on behalf of the Company, and the Company's allocation of brokerage commissions. If the Sub-Adviser considers it necessary or appropriate to make investments on behalf of the Company through a subsidiary or special purpose vehicle, the Sub-Adviser shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments through such subsidiary or special purpose vehicle in accordance with the 1940 Act. The Company also grants to the Sub-Adviser, subject to the supervision of the Adviser, power and authority to engage in all activities and transactions (and anything incidental thereto) that the Sub-Adviser deems appropriate, necessary or advisable to carry out its duties pursuant to this Agreement, including the authority to provide, on behalf of the Company, significant managerial assistance to the Company's investments to the extent required by the 1940 Act or otherwise deemed appropriate by the Sub-Adviser.

(b)             The Sub-Adviser accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c)             Subject to the requirements of the 1940 Act, the Sub-Adviser is authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a "Sub-Subadviser") pursuant to which the Sub-Adviser may obtain the services of the Sub-Subadviser(s) to assist the Sub-Adviser in fulfilling its responsibilities hereunder. Specifically, the Sub-Adviser may retain a Sub-Subadviser to recommend specific securities or other investments based upon the Company's investment objective and policies, and work, along with the Sub-Adviser, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Adviser, Sub-Adviser and the Company. The Sub-Adviser, and not the Company, shall be responsible for any compensation payable to any Sub-Subadviser. Any sub-subadvisory agreement entered into by the Sub-Adviser shall be in accordance with the requirements of the 1940 Act, the Advisers Act and other applicable federal and state laws. Nothing in this subsection (c) will obligate the Sub-Adviser to pay any expenses that are expenses of the Company under Section 2 hereof.

(d)             For all purposes herein provided, the Sub-Adviser, and any Sub-Subadviser, shall be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(e)             The Sub-Adviser shall keep and preserve, in the manner and for the period required by the 1940 Act, any books and records relevant to the provision of its investment advisory services to the Company, shall specifically maintain all books and records in accordance with Section 31(a) of the 1940 Act with respect to the Company's portfolio transactions and shall render to the Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request. The Sub-Adviser agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company's request, provided that the Sub-Adviser may retain a copy of such records.

2.             Company's Responsibilities and Expenses Payable by the Company. Except as otherwise provided herein or in the administration agreement dated as of December 16, 2025 (as may be amended, restated and/or supplemented from time to time, the "Administration Agreement"), between the Company and the Company's administrator (the "Administrator") or in any other related agreement, written arrangement or set of policies, all investment professionals of the Sub-Adviser (or its affiliates) and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the base compensation, bonus and benefits, and the routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Sub-Adviser and not by the Adviser or the Company. The Company shall bear all other costs and expenses of its operations, administration and transactions, including all other costs and expenses of its operations and transactions including those relating to:

(a)	all direct and indirect fees and expenses incurred by each of the Adviser, the Sub-Adviser and any Sub-Subadviser related to its performance of investment advisory and sub-advisory services under the Advisory Agreement, this Agreement and any sub-subadvisory agreement, as applicable, including the costs and expenses of due diligence of potential investments, monitoring performance of the Company's investments, serving as trustees, officers, board observers or board members of portfolio companies, enforcing the Company's rights in respect of its investments and disposing of investments, unless, as it relates to the Sub-Adviser or any Sub-Subadviser, otherwise set forth in this Agreement or any sub-subadvisory agreement;

(b)	organizational expenses of the Company;

(c)	calculating the net asset value of the Company, including the cost and expenses of any independent valuation firms or services;

(d)	fees and expenses incurred by the Adviser, the Sub-Adviser and any Sub-Subadviser and payable to third parties, including agents, consultants or other advisors, in monitoring financial and legal affairs for the Company and in monitoring the Company's investments, and if necessary, in respect of enforcing the Company's rights with respect to investments in existing portfolio companies, or otherwise relating to, or associated with, evaluating and making investments, which fees and expenses include, among other items, due diligence reports, appraisal reports, research and market data services (including an allocable portion of any research or other service that may be deemed to be bundled for the benefit of the Company), any studies commissioned by the Adviser, the Sub-Adviser and any Sub-Subadviser and travel and lodging expenses;

(e)	costs associated with indebtedness or guarantees, including interest payable on debt, if any, incurred by the Company to finance its investments, debt service and all other costs of borrowings or other financing arrangements (including fees and other expenses), and expenses related to unsuccessful portfolio acquisition efforts;

(f)	offerings of shares of beneficial interest and other securities of the Company;

(g)	investment advisory and management fees and incentive fees paid to the Adviser pursuant to the Advisory Agreement;

(h)	administration fees and expenses payable under the Administration Agreement and any sub-administration agreements;

(i)	any expense reimbursements;

(j)	fees payable to third parties, including agents, consultants or other advisors, relating to, or associated with, evaluating and making investments in portfolio companies, including costs associated with meeting financial sponsors;

(k)	fees incurred by the Company for escrow agent, transfer agent, dividend agent and custodial fees and expenses;

(l)	U.S. federal and state registration and franchise fees;

(m)	all costs of registration and listing of the Company's securities on any securities exchange;

(n)	fees payable to rating agencies;

(o)	U.S. federal, state and local taxes, non-U.S. taxes, and related costs and expenses, including costs of tax return preparation and other compliance costs, and costs incurred in connection with any audit or other inquiry, tax litigation or any other contests, governmental charges, fees, penalties and duties assessed or borne by the Company;

(p)	independent Trustees' fees and expenses;

(q)	expenses related to meetings of the Board of Trustees;

(r)	costs of any reports, proxy statements or other notices to shareholders, including printing and mailing costs;

(s)	costs associated with individual or group shareholders, including the costs of any shareholder meetings or communications and the compensation of investor relations personnel responsible for the preparation of the foregoing and related matters;

(t)	costs of any activities undertaken with respect to the protection of confidential or non-public information or data;

(u)	costs of preparing financial statements and maintaining books and records;

(v)	costs of preparing and filing reports or other documents with the SEC, Financial Industry Regulatory Authority, U.S. Commodity Futures Trading Commission and other regulatory bodies, and other reporting and compliance costs, and the costs associated with reporting and compliance obligations under the 1940 Act and any other applicable federal and state securities laws, and the compensation of professionals responsible for the foregoing;

(w)	costs associated with compliance with Sarbanes-Oxley Act of 2002, as amended;

(x)	the Company's allocable portion of any fidelity bond, trustees' and officers' errors and omissions liability insurance policies, cybersecurity policies and any other insurance premiums;

(y)	direct costs and expenses of administration, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, independent auditors and outside legal costs;

(z)	proxy voting expenses;

(aa)	costs of effecting sales and any repurchases of shares of beneficial interest and other securities of the Company;

(bb)	fees and expenses associated with marketing efforts (including attendance at investment conferences and similar events), design and website expenses;

(cc)	fees payable, if any, under any intermediary manager or selected intermediary agreements (or similar agreements with respect to the distribution of shares of beneficial interest or securities of the Company), including any fees and expenses paid to agents and intermediaries for sub-transfer agency, sub-accounting and other shareholder services on behalf of shareholders of the Company held through omnibus and networked, record shareholder accounts;

(dd)	distribution and/or shareholder servicing fees;

(ee)	allocable out-of-pocket costs incurred in providing managerial assistance to those portfolio companies that request it;

(ff)	commissions and other compensation payable to brokers or dealers;

(gg)	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(hh)	the Company's allocable portion of costs and expenses of information systems, software and hardware utilized by the Company in connection with asset management services (e.g., providing portfolio collection functions, maintaining financial, accounting and other records for the Company, monitoring of covenant compliance by borrowers and tracking and enforcing payment obligations of such borrowers);

(ii)	extraordinary expenses, including litigation;

(jj)	indemnification payments;

(kk)	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute in connection with the business of the Company and the amount of any judgment or settlement paid in connection therewith;

(ll)	extraordinary expenses or liabilities incurred by the Company outside of the ordinary course of its business;

(mm)	costs of derivatives and hedging;

(nn)	certain costs and expenses relating to distributions paid on the Company's shares of beneficial interest;

(oo)	all fees, costs and expenses, if any, incurred by or on behalf of the Company in developing, negotiating and structuring prospective or potential investments that are not ultimately made, including any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

(pp)	costs and expenses (including travel) in connection with the diligence and oversight of the Company's service providers;

(qq)	fees, costs and expenses of winding up and liquidating the Company's assets;

(rr)	costs associated with technology integration between the Company's systems and those of the Company's participating intermediaries;

(ss)	all travel and related expenses of the Company's, the Adviser's, the Sub-Adviser's and any Sub-Subadviser's respective trustees, officers, managers, agents and employees incurred in connection with attending meetings of the Board of Trustees or shareholders or performing other business activities that relate to the Company;

(tt)	dues, fees and charges of any trade association of which the Company is a member;

(uu)	costs associated with events and trainings of the Board of Trustees (including travel);

(vv)	costs incurred in connection with the formation or maintenance of entities or vehicles to hold the Company's assets for tax or other purposes; and

(ww)	all other expenses incurred by the Company, the Adviser, the Sub-Adviser, any Sub-Subadviser or the Administrator in connection with administering the Company's business, such as the allocable portion of overhead under the Administration Agreement, including rent. That overhead may include rent and the allocable portion of the costs of the compensation, benefits and related administrative expenses (including travel expenses) of the Company's officers who provide legal, compliance, finance, operations, accounting, asset management, information technology, tax, treasury and administrative services to the Company, their respective staffs and other professionals who provide services to the Company (including, in each case, employees of the Adviser, the Sub-Adviser, any Sub-Subadviser, the Administrator or an affiliate) who assist with the preparation, coordination, administration and/or provision of the foregoing or provide "back office" or "middle office" legal, compliance, finance, operations, accounting, asset management, information technology, tax, treasury and administrative services to the Company.

3.             Compensation of the Sub-Adviser. In consideration for the Sub-Adviser's provision of the investment advisory services hereunder, the Adviser or its designee shall pay to the Sub-Adviser or its designee ninety-two percent (92%) of the management fees payable to the Adviser or its designee pursuant to the Advisory Agreement and ninety-two percent (92%) of the incentive fees payable to the Adviser or its designee pursuant to the Advisory Agreement, payable promptly after receipt of such amounts by the Adviser or its designee by the Company; provided, however, that if the Adviser does not receive any management fees for any month or any incentive fee for any quarter, including because of the effect of any expense limitation or fee waivers agreed to with the Company, the Adviser shall have no obligation to compensate the Sub-Adviser for such month or quarter, as applicable, unless and until the Adviser has recouped the expenses limited and/or fees waived for such period. At the Sub-Adviser's request, the Adviser shall arrange for the fees payable to the Sub-Adviser or its designee to be paid to the Sub-Adviser or its designee directly by the Company on the same day the Company pays the Adviser or its designee its fees under the Advisory Agreement. The Adviser agrees that without written approval of the Sub-Adviser, it will not waive the receipt of fees nor defer the fees pursuant to the Advisory Agreement, nor modify the Advisory Agreement so as to adversely amend or waive the terms or types of payments due under the Advisory Agreement.

4.             Covenants of the Adviser. The Sub-Adviser covenants that it is registered as an investment adviser under the Advisers Act and will remain so registered when, and for so long as the Company makes and maintains its BDC Election. The Sub-Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.             Excess Brokerage Commissions. The Sub-Adviser is authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Sub-Adviser determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company's portfolio, and constitutes the best net result for the Company.

6.             Proxy Voting. The Adviser may delegate the responsibility to vote proxies on behalf of the Company to the Sub-Adviser, in which case the Sub-Adviser shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Sub-Adviser's proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Adviser and the Company have been provided with a copy of the Sub-Adviser's proxy voting policies and procedures and have been informed as to how they can obtain further information from the Sub-Adviser regarding proxy voting activities undertaken on behalf of the Company. The delegation of proxy voting responsibility to the Sub-Adviser hereunder may be revoked or modified by the Board of Trustees or the Adviser at any time.

7.             Limitations on the Employment of the Sub-Adviser. The services of the Sub-Adviser to the Adviser and the Company are not, and shall not be, exclusive. The Sub-Adviser may engage in any other business or render similar or different services to others including the direct or indirect sponsorship or management of other investment-based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that its services to the Adviser and the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Sub-Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a trustee of, or providing consulting services to, one or more of the investments of the Company, subject at all times to applicable law). The Sub-Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that Trustees, officers, employees and shareholders of the Company are or may become interested in the Sub-Adviser and its affiliates, as trustees, officers, employees, partners, shareholders, members, managers or otherwise, and that the Sub-Adviser and trustees, officers, employees, partners, shareholders, members and managers of the Sub-Adviser and its affiliates are or may become similarly interested in the Company as shareholders or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Codes of Ethics of the Company, the Adviser and the Sub-Adviser and by the allocation policies applicable to the Company, the Adviser, the Sub-Adviser and their respective members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, "Managed Accounts"), in transactions that may or may not correspond with transactions effected or positions held by the Company or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Company; provided that the Sub-Adviser allocates investment opportunities to the Company, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Sub-Adviser is not, and shall not be, obligated to initiate the purchase or sale for the Company of any security that the Sub-Adviser and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Sub-Adviser, such transaction or investment appears unsuitable or undesirable for the Company. Moreover, it is understood that when the Sub-Adviser determines that it would be appropriate for the Company and one or more Managed Accounts to participate in the same investment opportunity, the Sub-Adviser shall seek to execute orders for the Company and for such Managed Account(s) on a basis that the Sub-Adviser considers to be fair and equitable over time. In such situations, the Sub-Adviser may (but is not required to) place orders for the Company and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Sub-Adviser may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Sub-Adviser may allocate the investment opportunities among participating accounts in a manner that the Adviser considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Sub-Adviser deems relevant.

8.             Responsibility of Dual Trustees, Officers and/or Employees. If any person who is a manager, partner, officer or employee of the Adviser, the Sub-Adviser or the Administrator is or becomes a Trustee, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser, the Sub-Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company and not as a manager, partner, officer and/or employee of the Adviser, the Sub-Adviser or the Administrator or under the control or direction of the Adviser, the Sub-Adviser or the Administrator, even if paid by the Adviser, the Sub-Adviser or the Administrator.

9.             Limitation of Liability of the Sub-Adviser; Indemnification. The Sub-Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Sub-Adviser, including the Administrator) shall not be liable to the Company or its shareholders for any action taken or omitted to be taken by the Sub-Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Sub-Adviser, including the Administrator) in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment sub-adviser of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Sub-Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Sub-Adviser, including the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Sub-Adviser's duties or obligations under this Agreement or otherwise as an investment sub-adviser of the Company. Notwithstanding the preceding sentence of this Paragraph 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence or reckless disregard in the performance of the Sub-Adviser's duties or by reason of the reckless disregard of the Sub-Adviser's duties and obligations under this Agreement (as the same shall be determined in accordance with the 1940 Act and any interpretations or guidance by the SEC or its staff thereunder). Nothing in this Agreement shall in any way constitute a waiver or limitation by the Company of any rights or remedies which may not be so limited or waived in accordance with applicable law.

10.           Effectiveness, Duration and Termination of Agreement. This Agreement shall become effective as of the date hereof. This Agreement shall continue for a term of two years, and thereafter shall continue automatically for successive annual periods, provided that, effective upon the BDC Election, such continuance must be specifically approved at least annually by (a) the vote of the Board of Trustees or by the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the 1940 Act) of any such party, in accordance with the requirements of the 1940 Act, as such requirements may be modified by rule, regulation, order or guidance of the SEC or its staff. Effective upon the BDC Election, this Agreement may be terminated at any time, without the payment of any penalty, upon 60 days' written notice, by the vote of the Trustees, by the Adviser or by the Sub-Adviser, or by the vote of a majority of the outstanding voting securities of the Company. Effective upon the BDC Election, this Agreement shall automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the 1940 Act). The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Sub-Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 9 shall continue in force and effect and apply to the Sub-Adviser and its representatives as and to the extent applicable.

11.           Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid.

12.           Amendments. This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the 1940 Act.

13.           Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, including Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b), and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control. The parties unconditionally and irrevocably consent to the exclusive jurisdiction of the courts located in the State of New York and waive any objection with respect thereto, for the purpose of any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14.           No Waiver. The failure of either party to enforce at any time for any period the provisions of or any rights deriving from this Agreement shall not be construed to be a waiver of such provisions or rights or the right of such party thereafter to enforce such provisions, and no waiver shall be binding unless executed in writing by all parties hereto.

15.           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

16.           Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or pdf transmission), each of which when executed shall be deemed to be an original instrument and all of which taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.           Survival of Certain Provisions. The provisions of Sections 9, 13, 14 and 15 of this Agreement shall survive any termination or expiration of this Agreement and the dissolution, termination and winding up of the Company.

18.           Certain Matters of Construction.

(a)            The words "hereof," "hereto," "herein," "hereunder" and words of similar import shall refer to this Agreement as a whole and not to any particular Section or provision of this Agreement, and reference to a particular Section hereof shall include all subsections thereof.

(b)            Definitions shall be equally applicable to both the singular and plural forms of the terms defined, and references to the masculine, feminine or neuter gender shall include each other gender.

(c)            The word "including" shall mean including without limitation.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

MACQUARIE INFRASTRUCTURE INCOME OPPORTUNITIES FUND

By: Macquarie Infrastructure Income Opportunities Trustee LLC, not in its individual capacity, but solely as Trustee of Macquarie Infrastructure Income Opportunities Fund

By:	/s/ Harlan Cherniak
Name:	Harlan Cherniak
Title:	Manager

By:	/s/ Andy Christiansen
Name:	Andy Christiansen
Title:	Manager

MACQUARIE WEALTH ADVISERS, LLC

By:	/s/ Alex Lee
Name:	Alex Lee
Title:	President

MACQUARIE ASSET MANAGEMENT CREDIT ADVISERS US, LLC

By:	/s/ Harlan Cherniak
Name:	Harlan Cherniak
Title:	Manager

By:	/s/ Matthew Sweeney
Name:	Matthew Sweeney
Title:	Manager

[Signature Page to MIIO Investment Sub-Advisory Agreement]